                                                               EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Comerica Incorporated:

We consent to the incorporation by reference in the Registration Statements listed below, of our report dated January 15, 1992, on the consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1991, which report appears in the Annual Report on Form 10-K of Comerica Incorporated for the year ended December 31, 1993:

        Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991

        Registration Statement No. 33-45500 on Form S-8 dated February 11, 1992

        Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992

        Registration Statement No. 33-53222 on Form S-8 dated October 13, 1992


                                                              KPMG PEAT MARWICK

Detroit, Michigan
March 25, 1994